UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2013

EXOPACK HOLDING CORP.
(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC	29302
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director; (d) Election of Director.

Resignation of Director; Appointment of Director

One of our directors, Mark Brody, resigned from his position as a member of the Board of Directors (the “Board”) of Exopack Holding Corp. (the “Company”), effective June 26, 2013. Effective June 26, 2013, R. Lynn Skillen was elected to the Board. Mr. Skillen serves as a Managing Director and Group CFO of Sun Capital Partners, Inc. (“Sun Capital”), an affiliate of the ultimate sole stockholder of the Company. There are no other arrangements or understandings between Mr. Skillen and any other person, pursuant to which he was selected to serve on the Board and there exist no related party transactions between Mr. Skillen and the Company. Mr. Skillen will not be compensated for serving as a director, but he will be reimbursed for actual expenses incurred in attending meetings of the Board.

Mr. Skillen, 57, joined Sun Capital in November 2002 as a Vice President. Prior to joining Sun Capital in 2002, Mr. Skillen served as Chief Financial Officer of two of Sun Capital’s portfolio companies, Catalina Lighting, Inc., a manufacturer of residential lighting products and accessories, and Celebrity, Inc., a supplier of artificial plants and flowers. Mr. Skillen also served as Vice President, Finance of Dollar Car Rental from September 1997 to March 1998 and as Chief Financial Officer of Snappy Car Rental, Inc. from October 1994 to September 1997. Prior to 1994, Mr. Skillen spent 16 years at Safelite Auto Glass, serving in several finance and operations management positions. Mr. Skillen is also a director of a number of private companies. Mr. Skillen previously served on the Board of the Company from December 2006 to May 2007. Mr. Skillen received his Bachelor of Business Administration degree from Wichita State University in Accounting. In addition to Mr. Skillen's employment by an affiliate of the Company’s sole stockholder, we believe that Mr. Skillen's extensive experience in finance and operations and his extensive board and executive-level management experience and proven leadership and business capabilities all support the conclusion that he should serve as one of the Company’s directors.

Item 8.01 Other Events.

On May 31, 2013, the previously announced consolidation of five flexible and rigid packaging companies in North America and Europe, including the Company, Kobusch, Britton Group, Paragon Print & Packaging and Paccor, under Exopack Holdings Sarl, a new Luxembourg company (the “Combined Company”), was completed. The five companies are affiliated portfolio companies of Sun Capital. Jack Knott will serve as the Chief Executive Officer and Michael Alger will serve as the Chief Financial Officer of the Combined Company. Jack Knott and Michael Alger will also continue to serve as Chief Executive Officer and Chief Financial Officer, respectively, of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: July 2, 2013	By:	/s/ Jack E. Knott
Name: Jack E. Knott
Title: Chief Executive Officer